Exhibit 99.1

FOR IMMEDIATE RELEASE
CONTACT:	Hilary Ginsberg	NYSE: AMTG
(212) 822-0767

APOLLO RESIDENTIAL MORTGAGE, INC. REPORTS

FOURTH QUARTER AND FULL YEAR 2013 FINANCIAL RESULTS

New York, NY, February 19, 2014 - Apollo Residential Mortgage, Inc. (the “Company”) (NYSE: AMTG) today reported financial results for the quarter and full year ended December 31, 2013.

Fourth Quarter 2013 Financial Highlights

•	Net income allocable to common stock and participating securities of $5.1 million, or $0.16 per common share comprised of:

•	Operating earnings(1) of $0.61 per common share;

•	Realized net losses of $(0.32) per common share;

•	Unrealized net losses of $(0.12) per common share; and

•	Equity award plan expenses of $(0.01) per common share

•	Declared a $0.40 dividend per common share for the quarter

Full Year 2013 Financial Highlights

•	Net loss allocable to common stock and participating securities of $(61.0) million, or $(2.02) per common share comprised of:

•	Operating earnings(1) of $2.26 per common share;

•	Realized net losses of $(1.17) per common share;

•	Unrealized net losses of $(3.08) per common share; and

•	Equity award plan expenses of $(0.03) per common share

•	Declared aggregate dividends of $2.20 per common share during the year

Other Highlights at December 31, 2013

•	$3.5 billion RMBS portfolio consisted of Agency RMBS with an estimated fair value of $2.3 billion and non-Agency RMBS with an estimated fair value of $1.2 billion;

•	RMBS and securitized mortgage loan portfolio had a 2.7% effective net interest rate spread and a 15.4% effective levered asset yield(1);

•	Leverage multiple of 4.1x; and

•	Book value per common share of $18.26.

(1)	Reflects a “non-GAAP” financial measure (i.e., a measure that is not calculated in accordance with U.S. Generally Accepted Accounting Principles. See “Reconciliations of Non-GAAP Financial Measures”) in this press release.

“AMTG had a solid year of operating results against the backdrop of a challenging fixed income market,” said Michael Commaroto, Chief Executive Officer of the Company. “The Company’s portfolio continues to have a strong focus on non-Agency RMBS, a market that performed well in 2013, fueled by the ongoing positive trends in housing. In addition, the Company’s operating results benefitted in the fourth quarter from slower prepayments in the Agency RMBS portfolio as well as some Agency RMBS portfolio rebalancing. As we navigate through the current landscape in the mortgage market, we believe AMTG’s portfolio equity, which was allocated 47% to non- Agency RMBS and securitized mortgage loans, 44% to Agency RMBS and 9% to cash at December 31, 2013, is well positioned.”

Portfolio Summary (Table 1)

The following table sets forth additional detail regarding the Company’s investments as of December 31, 2013:

	Principal Balance	Unamortized Premium (Discount), Net(1)	Amortized Cost (2)	Estimated Fair Value	Unrealized Gain/(Loss)	Net Weighted Average Coupon	Weighted Average Yield (3)
($ amounts in thousands)
Agency RMBS:
30-Year Mortgages
ARM	$11,619	$782	$12,401	$12,339	$(62)	4.12%	1.06%
Fixed-rate coupons:
3.5%	303,026	19,925	322,951	301,068	(21,883)	3.50%	2.54%
4.0%	1,558,943	120,636	1,679,579	1,602,080	(77,499)	4.00%	2.84%
4.5% & 5.0%	235,127	18,266	253,393	250,136	(3,257)	4.52%	3.18%

	2,108,715	159,609	2,268,324	2,165,623	(102,701)	3.99%	2.82%

15-Year Mortgages
3.0% Coupons	52,699	1,413	54,112	53,711	(401)	3.00%	2.50%

Agency IOs (4)	—	—	41,521	44,425	2,904	3.95%	1.58%

Agency IIOs(4)	—	—	27,673	26,778	(895)	6.16%	15.16%

Total Agency RMBS	2,161,414	161,022	2,391,630	2,290,537	(101,093)	4.08%	2.94%

Non-Agency RMBS	1,438,007	(302,827)	1,135,180	1,212,789	77,609	1.24%	6.73%

Total RMBS	$3,599,421	$(141,805)	$3,526,810	$3,503,326	$(23,484)	3.09%	4.16%

Securitized Mortgage Loans	$148,677	$(41,643)	$107,034	$110,984	$3,950	5.82%	7.90%

Other Investment Securities	$11,180	$—	$11,180	$11,515	$335	3.57%	3.57%

Total Portfolio	$3,759,278	$(183,448)	$3,645,024	$3,625,825	$(19,199)	3.20%	4.27%

(1)	A portion of the purchase discount on non-Agency RMBS is not expected to be recognized as interest income, and is instead viewed as a credit discount. At December 31, 2013, our non-Agency RMBS had gross discounts of $302,946, which included credit discounts of $100,080 and other-than-temporary impairments (“OTTI”) of $9,219.
(2)	Amortized cost is reduced by unrealized losses that are classified as OTTI. The Company recognized OTTI of $13,412 for the twelve months ended December 31, 2013.
(3)	Weighted average yield at the date presented incorporates estimates for future prepayment assumptions on all RMBS and loss assumptions on non-Agency RMBS.
(4)	Agency IOs and Agency IIOs have no principal balance and bear interest based on a notional balance. The notional balance is used solely to determine interest distributions on interest-only class of securities. At December 31, 2013, the Company’s Agency IOs had a notional balance of $410,187 and the Company’s Agency IIOs had a notional balance of $145,650.

As of December 31, 2013, the average cost basis of the Company’s Agency RMBS portfolio, excluding Agency IOs and Agency IIOs, was 107.4% of par value and the average cost basis of the Company’s non-Agency RMBS portfolio was 78.9% of par value.

The Agency RMBS pass-through securities portfolio experienced prepayments at an average one month constant prepayment rate (“CPR”) for the quarter ended December 31, 2013 of 4.7%. Including Agency IOs and Agency IIOs securities, the Agency RMBS portfolio experienced prepayments at an average one month CPR of 4.9% for the quarter ended December 31, 2013.

Portfolio Financing

At December 31, 2013, the Company had master repurchase agreements with 23 counterparties and had outstanding borrowings with 17 counterparties totaling $3.0 billion.

(Table 2)

The following table sets forth the Company’s borrowings at December 31, 2013:

($ amounts in thousands)	Balance	Weighted Average Borrowing Rate	Weighted Average Remaining Maturity
Repurchase agreement borrowings:
Agency RMBS	$2,082,447	0.42%	19 days
Non-Agency RMBS(1)	942,091	2.00	94 days
Other investment securities	9,520	1.74	24 days

Total repurchase agreements	$3,034,058	0.91%	42 days

Securitized debt	$42,400	4.00%	57 months(2)

Total borrowings	$3,076,458	0.95%

(1)	Includes $27,014 of repurchase borrowings collateralized by $47,057 non-Agency RMBS that are eliminated from the Company’s consolidated balance sheet in consolidation with the variable interest entity associated with the Company’s securitization transaction.
(2)	Securitized debt, which represents non-recourse senior securities sold to third parties in connection with a securitization transaction, has a final contractual maturity of May 2047. Weighted average remaining maturity represents the estimated final maturity of the security based on the final projected repayment of principal. The actual maturity of the securitized debt may differ significantly from this estimate given that actual interest collections, mortgage prepayments and/or losses on liquidation of mortgages may differ significantly from those expected.

(Table 3)

The Company’s derivative instruments consisted of the following at December 31, 2013:

($ amounts in thousands)	Notional Amount	Estimated Fair Value
Swaps – assets	$1,007,000	$40,135
Swaptions – assets	1,375,000	12,430
Swaps – (liabilities)	580,000	(4,610)
TBA Short Contracts – assets	400,000	750

Total derivative instruments	$3,362,000	$48,705

(Table 4)

The following table summarizes the average fixed-pay rate and average maturity for the Company’s Swaps at December 31, 2013:

Term to Maturity ($ amounts in thousands)	Notional Amount	Average Fixed Pay Rate	Average Maturity (Years)
Greater than 1 year to 3 years	$110,000	1.38%	2.8
Greater than 3 years to 5 years	999,000	1.02%	3.7
Greater than 5 years	478,000	1.98%	8.7

Total	$1,587,000	1.34%	5.1

(Table 5)

At December 31, 2013, the Company’s Swaptions had an aggregate notional amount of $1.4 billion. The following table presents information about the Company’s Swaptions at December 31, 2013:

($ amounts in thousands)	Option		Underlying Swap
Fixed Pay Rate for Underlying Swap	Fair Value	Weighted Average Months Until Option Expiration	Notional Amount	Swap Terms (Years)
3.00 – 3.25%	$2,178	6	$100,000	10.0
3.26 – 3.50%	4,773	3	575,000	10.0
3.51 – 3.75%	2,026	4	375,000	10.0
3.76 – 4.00%	2,993	10	225,000	10.0
4.01 – 4.41%	460	8	100,000	10.0

	$12,430	5	$1,375,000	10.0

Book Value

The Company’s book value per common share at December 31, 2013 was $18.26 as compared to book value per common share of $18.50 at September 30, 2013.

Teleconference and Website Presentation Details:

The Company will be hosting a conference call to discuss its financial results on Thursday, February 20, 2014 at 10:00 a.m. Eastern Time. Members of the public who are interested in participating in the Company’s fourth quarter and full year 2013 earnings teleconference call should dial from the U.S., (877) 445-0818, or from outside the U.S., (724) 498-0351, shortly before 10:00 a.m. and reference the Apollo Residential Mortgage, Inc. Teleconference Call (number 44456545). Please note the teleconference call will be available for replay beginning at 12:00 p.m. on Thursday, February 20, 2014, and ending at midnight on Thursday, February 27, 2014. To access the replay, callers from the U.S. should dial (855) 859-2056 and callers from outside the U.S. should dial (404) 537-3406, and enter conference identification number 44456545.

Webcast:

The conference call will also be available on the Company’s website at www.apolloresidentialmortgage.com. To listen to a live broadcast, please go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. A replay of the call will also be available for 30 days on the Company’s website.

Supplemental Information

The Company provides a supplemental information package to offer more transparency into its financial results and make its reporting more informative and easier to follow. The supplemental package is available in the investor relations section of the Company’s website at www.apolloresidentialmortgage.com.

About Apollo Residential Mortgage, Inc.

Apollo Residential Mortgage, Inc. is a real estate investment trust that invests in and manages residential mortgage-backed securities and other residential mortgage assets throughout the United States. The Company is externally managed and advised by ARM Manager, LLC, a Delaware limited liability company and an indirect subsidiary of Apollo Global Management, LLC (NYSE:APO), a leading global alternative investment manager with approximately $161.2 billion of assets under management at December 31, 2013.

Additional information can be found on the Company’s website at www.apolloresidentialmortgage.com.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company’s control. These forward-looking statements include information about possible or assumed future results of the Company’s business, financial condition, liquidity, results of operations, plans and objectives, including information about the ability of the Company to generate attractive returns while attempting to mitigate risk. When used in this release, the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions, are intended to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: the return on equity; the yield on investments; the ability to borrow to finance assets; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. For a further list and description of such risks and uncertainties, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 and other reports filed by the Company with the Securities and Exchange Commission. The forward-looking statements, and other risks, uncertainties and factors are based on the Company’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Forward-looking statements are not predictions of future events. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Apollo Residential Mortgage, Inc. and Subsidiaries

Consolidated Balance Sheets

(in thousands—except share and per share data)

	December 31, 2013	December 31, 2012
Assets:
Cash	$127,959	$149,576
Restricted cash	67,458	93,641
RMBS, at fair value (of which $3,317,060 and $3,940,913 were pledged as collateral, respectively)	3,503,326	4,231,291
Securitized mortgage loans (transferred to a consolidated VIE), at fair value	110,984	—
Other investment securities, at fair value (of which $11,515 and $0 were pledged as collateral, respectively)	11,515	—
Investment related receivable (of which $21,959 and $0 were pledged as collateral, respectively)	24,887	—
Interest receivable	10,396	11,341
Deferred financing costs, net	882	346
Derivative instruments, at fair value	53,315	750
Other assets	854	976

Total Assets	$3,911,576	$4,487,921

Liabilities and Stockholders’ Equity
Liabilities:
Borrowings under repurchase agreements	$3,034,058	$3,654,436
Non-recourse securitized debt, at fair value	43,354	—
Investment related payables	—	50,032
Obligation to return cash held as collateral	38,654	—
Accrued interest payable	8,708	6,774
Derivative instruments, at fair value	4,610	23,184
Payable to related party	5,444	4,295
Dividends payable	16,812	30,675
Accounts payable and accrued expenses	2,335	1,742

Total Liabilities	$3,153,975	$3,771,138

Stockholders’ Equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, 6,900,000 shares issued and outstanding ($172,500 aggregate liquidation preference)	$69	$69
Common stock, $0.01 par value, 450,000,000 shares authorized, 32,038,970 and 24,205,972 shares issued and outstanding, respectively	320	242
Additional paid-in-capital	792,010	619,399
Retained earnings/(accumulated deficit)	(34,798)	97,073

Total Stockholders’ Equity	$757,601	$716,783

Total Liabilities and Stockholders’ Equity	$3,911,576	$4,487,921

Apollo Residential Mortgage, Inc. and Subsidiaries

Consolidated Statements of Operations

(in thousands – except per share data)

	Three months ended December 31,		Twelve months ended December 31,
	2013	2012	2013	2012
Interest Income:
RMBS	$38,304	$33,578	$146,263	$94,369
Securitized mortgage loans	2,313	—	8,267	—
Other investment securities	104	—	183	—

Total Interest Income	$40,721	$33,578	$154,713	$94,369

Interest Expense:
Repurchase agreements	(6,873)	(6,110)	(25,808)	(14,631)
Securitized debt	(486)	—	(1,794)	—

Total Interest Expense	(7,359)	(6,110)	(27,602)	(14,631)

Net Interest Income	$33,362	$27,468	$127,111	$79,738

Other Income/(Loss):
Realized gain/(loss) on sale of RMBS, net	$(18,541)	$7,573	$(66,850)	$39,817
Unrealized gain/(loss) on RMBS, net	(7,648)	24,941	(147,375)	100,402
Unrealized gain on securitized mortgage loans	4,038	—	3,950	—
Unrealized (loss) on securitized debt	(541)	—	(954)	—
Unrealized gain on other investment securities	219	—	335	—
Gain/(loss) on derivative instruments, net (includes ($174), $4,041, $50,373 and ($20,151) of unrealized gains/(losses), net, respectively)	3,692	821	59,576	(32,665)
Other, net	4	23	76	48

Other Income/(Loss), net	$(18,777)	$33,358	$(151,242)	$107,602

Operating Expenses:
General and administrative (includes $295, $170, $1,047 and $444 of non-cash stock based compensation, respectively)	$(3,127)	$(2,569)	$(11,501)	$(7,780)
Management fee – related party	(2,928)	(2,418)	(11,579)	(6,804)

Total Operating Expenses	$(6,055)	$(4,987)	$(23,080)	$(14,584)

Net Income/(Loss)	$8,530	$55,839	$(47,211)	$172,756

Preferred Stock Dividends Declared	(3,450)	(5,022)	(13,800)	(5,022)

Net Income/(Loss) Allocable to Common Stock and Participating Securities	$5,080	$50,817	$(61,011)	$167,734

Earnings/(Loss) per Common Share – Basic and Diluted	$0.16	$2.09	$(2.02)	$8.36

Dividends Declared per Share of Common Stock	$0.40	$1.05	$2.20	$3.40

Reconciliations of Non-GAAP Financial Measures

Included in this press release are disclosures about the Company’s “operating earnings,” “operating earnings per common share,” “effective cost of funds,” “effective interest expense,” “effective levered asset yield” and “effective net interest rate spread” which measures constitute non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. The Company believes that the non-GAAP financial measures presented, when considered together with GAAP financial measures, provide information that is useful to investors in understanding the Company’s operating results. An analysis of any non-GAAP financial measures should be made in conjunction with results presented in accordance with GAAP.

Operating earnings and operating earnings per common share presented exclude, as applicable: (i) certain realized and unrealized gains and losses recognized through earnings; (ii) non-cash equity compensation; (iii) one time events pursuant to changes in GAAP; and (iv) certain other non-cash charges. Operating earnings is a non-GAAP financial measure that is used by the Company to assess its business results.

To determine the effective cost of funds, interest expense is adjusted to include the net interest component related to Swaps. While the Company has not elected hedge accounting for its Swaps, such derivative instruments are viewed by the Company as an economic hedge against increases in future market interest rates. Therefore, the Company presents the effective cost of funds to reflect interest expense as adjusted to include a portion of the realized loss (i.e., the interest expense component) for Swaps.

The Company believes that the presentation of effective cost of funds is useful for investors as it presents the Company’s borrowing costs as viewed by management. The Company believes that the non-GAAP measures presented provide investors, and other readers of this press release with meaningful information to assess the performance of the Company’s ongoing business and believe it is useful supplemental information for both management and investors in evaluating the Company’s financial results. The primary limitation associated with operating earnings as a measure of the Company’s financial performance over any period is that such measure excludes, except for the net interest component of Swaps, the effects of net realized and unrealized gains and losses from investments and realized and unrealized gains and losses from derivative instruments. In addition, the Company’s presentation of operating earnings may not be comparable to similarly-titled measures of other companies, who may use different definitions or calculations for such term. As a result, operating earnings should not be considered as a substitute for GAAP net income as a measure of the Company’s financial performance or the Company’s liquidity under GAAP.

A reconciliation of the GAAP items discussed above to their non-GAAP measures for the three and twelve months ended December 31, 2013 and the three and twelve months ended December 31, 2012, are presented in the tables below.

(Table 6)

The following table reconciles net income/(loss) allocable to common stockholders with operating earnings for the three months ended December 31, 2013 and December 31, 2012, respectively:

	Three months ended December 31, 2013		Three months ended December 31, 2012
($ amounts in thousands except per share data)		Earnings Per Share(1)		Earnings Per Share(1)
Net income allocable to common stockholders	$5,027	$0.16	$50,495	$2.09
Adjustments:
Non-cash stock-based compensation expense	295	0.01	170	0.01
Unrealized (gain)/loss on RMBS, net	7,648	0.24	(24,941)	(1.03)
Unrealized (gain)/loss on derivatives, net	174	—	(4,041)	(0.17)
Unrealized (gain) on securitized mortgage loans, net	(4,038)	(0.13)	—	—
Unrealized loss on securitized debt, net	541	0.02	—	—
Unrealized (gain) on other investment securities	(219)	(0.01)	—	—
Realized (gain)/loss on sale of RMBS, net	18,541	0.58	(7,573)	(0.31)
Realized (gain)/loss on Swap/Swaption terminations, net	(8,429)	(0.26)	—	—
Preferred dividend declared related to other periods	—	—	1,572	0.06

Total adjustments to arrive at operating earnings:	14,513	0.45	(34,813)	(1.44)

Operating earnings	$19,540	$0.61	$15,682	$0.65

Basic and diluted weighted average common shares outstanding:	32,007		24,168

(1)	Reflects basic and diluted earnings per share for each component presented.

(Table 7)

The following table reconciles net income/(loss) allocable to common stockholders with operating earnings for the twelve months ended December 31, 2013 and December 31, 2012, respectively:

	Twelve months ended December 31, 2013		Twelve months ended December 30, 2012
($ amounts in thousands except per share data)		Earnings Per Share(1)		Earnings Per Share(1)
Net income/(loss) allocable to common stockholders	$(61,416)	$(2.02)	$167,123	$8.36
Adjustments:
Non-cash stock-based compensation expense	1,047	0.03	444	0.02
Unrealized (gain)/loss on RMBS, net	147,375	4.84	(100,402)	(5.02)
Unrealized (gain)/loss on derivative contracts, net	(50,373)	(1.65)	20,151	1.00
Unrealized (gain) on securitized mortgage loans, net	(3,950)	(0.13)	—	—
Unrealized loss on securitized debt, net	954	0.03	—	—
Unrealized (gain) on other investment securities	(335)	(0.01)	—	—
Realized (gain)/loss on sale of RMBS, net	66,850	2.20	(39,817)	(1.99)
Realized (gain)/loss on Swap/Swaption terminations, net	(30,956)	(1.02)	4,709	0.24
Realized (gain) on TBA Shorts(2), net	(281)	(0.01)	—	—
Preferred divided declared related to future period	—	—	1,150	0.06

Total adjustments to arrive at operating earnings:	130,331	4.28	(113,765)	(5.69)

Operating earnings	$68,915	$2.26	$53,358	$2.67

Basic and diluted weighted average common shares outstanding:	30,444		19,984

(1)	Reflects basic and diluted earnings per share for each component presented.
(2)	A TBA Short refers to a “to-be-announced” contract to sell certain Agency RMBS on a forward basis.

(Table 8)

The following table reconciles the effective cost of funds with interest expense for the three and twelve months ended December 31, 2013:

	Three months ended December 31, 2013		Twelve months ended December 31, 2013
($ amounts in thousands except per share data)	Reconciliation	Cost of Funds/ Effective Cost of Funds	Reconciliation	Cost of Funds/ Effective Cost of Funds
Interest Expense	$7,358	0.96%	$27,602	0.79%
Adjustment:
Net interest paid for Swaps	4,564	0.60	22,034	0.63

Effective interest expense/effective cost of funds	$11,922	1.56%	$49,636	1.42%

Weighted average balance of borrowings	$2,995,533		$3,501,312